Exhibit 99.9

FOR IMMEDIATE RELEASE:

VILLAGE EDOCS COMPLETES ACQUISITION OF QUESTYS SOLUTIONS

SANTA ANA, CA., AUGUST, 5, 2008-VillageEDOCS, Inc. (OTCBB:VEDO), a Solution as a Service (SaaS) company, announced today that it has successfully closed the acquisition of Decision Management Company, Inc., DBA Questys Solutions, a privately held document/content management and automated data capture software developer based in Mission Viejo, CA.  The acquisition, effective August 1, 2008, provides a critical document management component to the VillageEDOCS suite of outsourced business solutions.

VillageEDOCS purchased Questys for 22 million shares of its restricted common stock and $1.2 million in cash, with $300,000 paid at closing and the balance to be paid in annual installments of $300,000 each over three years.  In the twelve month period ended December 31, 2007, Questys Solutions generated positive cash flow on revenue of $3.14 million.

"Questys Solutions brings capabilities that our clients have been requesting. Its offerings provide the glue that binds our suite of offerings together, enabling us to rapidly bring new and innovative solutions to the market, and its off shore development capability provides a great economic advantage as well," stated Mason Conner, President and Chief Executive Officer of VillageEDOCS. "Adding Questsy Solutions' state-of-the-art Business Process Workflow capability to our suite of offerings will allow us to expand into our current clients and accelerate our sales to new clients.  Combined, we will have more than 1,400 clients," Mr. Conner added.

Andre Pavlovic, President and Chief Executive Officer of Questys Solutions, stated, "All of us at Questys Solutions are excited to become a part of the VillageEDOCS family.  The Questys/VillageEDOCS integrated lineup of offerings will provide our existing and prospective customers with end-to-end content capture, management, routing, and delivery solutions.  Together, we will provide increased value to our customers by maintaining our focus on product innovation and superior customer service."

Mr. Pavlovic will join VillageEDOCS as Senior Vice President of Product Planning.  Presently, Mr. Pavlovic  maintains operational responsibilities at Questys, and will work at the business operational level with each of the Company's component companies to rapidly bring the Questys offerings to VillageEDOCS' combined client bases and bring innovative offerings to the market.

Each one of VillageEDOCS product lines will benefit from the addition of Questys Solutions offerings.  GoSolutions' Unified Communication clients will benefit from the ability to manage documents and business processes with Questys Solutions' Content Management and Business Process Management offerings.   Questys Solutions enhances the ability of MessageVision's clients to search, control, retrieve, and deliver documents and to help clients meet corporate accountability and regulatory compliance requirements.  The Questys suite of products extends to clients of Tailored Business Systems the ability to manage the voluminous amount of paper and processes common to government entities through solutions, including secure electronic Content/Document Management, Archival and Storage, Business Process Workflow and Automated Legislative Agenda Management. Questys Solutions clients will benefit with the addition of unified communication services from GoSolutions, fax and document distribution services from MessageVision, and municipal government management applications and printing services from Tailored Business Systems.

About Questys Solutions

Questys Solutions provides an array of award-winning content management, knowledge management, document management, records management, document imaging, electronic workflow and electronic agenda management solutions to meet the varying needs and budgets of today's small businesses and mid-size enterprises. Questys Solutions product suites are ideally suited for mainstream and vertical markets including corporate, government, healthcare, financial services, education, legal, law enforcement, manufacturing and retail.

Founded in 1980, Questys Solutions is a technology-driven company providing advanced electronic document/content management and automated data capture solutions to a variety of markets in the U.S. and abroad. A pioneer in the ECM industry, Questys Solutions was among the first to bring document imaging to a PC. At the heart of the Questys Solutions' family of products are Questys Enterprise Document Management and Questys Pro Document Management, both complete document imaging and content management systems scalable from stand-alone and departmental systems to enterprise-wide solutions.

About VillageEDOCS, Inc.

VillageEDOCS, Inc., through its MessageVision subsidiary, is a leading provider of comprehensive business-to-business information delivery and document management services and products for organizations with mission critical needs, including major corporations, government agencies and non-profit organizations. Through its Tailored Business Systems subsidiary, VillageEDOCS provides accounting and billing solutions for county and local governments. Through its GoSolutions subsidiary, VillageEDOCS provides enhanced voice and data delivery services. Through its Questys Solutions subsidiary, VillageEDOCS provides advanced electronic document/content management and automated data capture solutions to a variety of markets in the U.S. and abroad. For further information, visit our website at www.villageedocs.com.

Cautionary Statement Regarding Forward-Looking Information

All statements in this press release that do not directly and exclusively relate to historical facts constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements made in this press release, including, without limitation, those relating to our belief about benefits the Company has derived, or may derive, from pursuing its acquisitions or from new management personnel or consultants, and our expectations regarding future operating results, including such for the remainder of 2008, are forward-looking statements. These statements, and other forward looking statements in this press release, represent the Company's plans, intentions, expectations and belief and are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected or expressed herein. These include, without limitation, risks associated with acquisitions, including the acquisition of Questys Solutions, such as the inability to complete the acquisition and to assimilate and integrate new operations and retain key personnel, uncertainties in the market, competition, legal, regulatory initiatives, success of marketing efforts, availability, terms and deployment of capital, personnel risks, and other risks detailed in the Company's SEC reports, of which many are beyond the control of the Company. Trading in the Company's common stock is limited, and marketability of the stock is restricted by penny stock regulations and the fact that our common stock is traded on the OTCBB. The Company does not presently qualify, and may never qualify, to be listed or quoted on any exchange or other market. The Company assumes no obligation to update or alter the information in this press release. Investors are cautioned not to put undue reliance on any forward-looking statements. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in Section 21E of the Exchange Act.

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